Exhibit 99.2

Simple Health & Beauty Group Limited

Consolidated Financial Statements (Unaudited)

As of September 30, 2009 and

for the Nine Months Ended September 30, 2009 and 2008

Simple Health & Beauty Group Limited

Consolidated Profit and Loss Accounts (Unaudited)

for the Nine Months Ended September 30, 2009 and 2008

	Notes	2009 £’000	2008 £’000
Turnover		52,813	45,178
Cost of sales		(20,843)	(16,937)

Gross profit		31,970	28,241
Selling and distribution costs		(11,105)	(10,819)
Administrative expenses		(8,987)	(9,456)
Operating profit before goodwill amortisation and operating exceptional items		15,163	12,763
Goodwill amortisation		(3,158)	(3,158)
Exceptional administrative expenses	2	(127)	(1,639)
Operating profit		11,878	7,966
Profit on disposal of discontinued operations		—	318

Profit before interest and taxation		11,878	8,284
Interest receivable and similar income		9	297
Interest payable and similar charges		(13,925)	(17,336)

Loss on ordinary activities before taxation		(2,038)	(8,755)
Tax charge on loss on ordinary activities	3	(566)	(43)

Loss for the financial year		(2,604)	(8,798)

There are no recognised gains and losses other than the loss for the periods stated above, and therefore no separate statement of total recognised gains and losses has been presented.

Simple Health & Beauty Group Limited

Consolidated Balance Sheet (Unaudited) as of September 30, 2009

	Note	2009 £’000
Fixed assets
Intangible assets		62,145
Tangible assets		87

		62,232

Current assets
Stocks		4,856
Debtors due within one year		19,061
Debtors due after more than one year	3c	4,662
Cash at bank and in hand		14,432

		43,011
Creditors: amounts falling due within one year		(18,894)

Net current assets		24,117

Total assets less current liabilities		86,349
Creditors: amounts falling due after more than one year		(198,080)

Net liabilities		(111,731)

Capital and reserves
Called up share capital		10
Share premium account		1,084
Profit and loss deficit		(112,825)

Total shareholders’ deficit		(111,731)

Simple Health & Beauty Group Limited

Consolidated Cash Flow Statements (Unaudited)

for the Nine Months Ended September 30, 2009 and 2008

	Notes	2009 £’000	2008 £’000
Net cash inflow from operating activities	4	13,138	7,030
Net cash outflow from returns on investments and servicing of finance		(3,506)	(4,520)
Taxation		—	(3)
Capital expenditure and financial investment
Purchase of tangible fixed assets		(41)	(14)
Proceeds from disposal of tangible fixed assets		—	3
Purchase of intangible fixed assets		(18)	(26)
Proceeds from disposal of subsidiary undertakings		—	318

Net cash inflow before financing		9,573	2,788
Net cash outflow from financing		(4,983)	(1,718)

Increase in cash in the period		4,590	1,070

Reconciliation of net cash flow to movement in net borrowings
Increase in cash in the period		4,590	1,070
Movement in borrowings		(4,970)	(7,278)

Movement in net borrowings	5	(380)	(6,208)

Simple Health & Beauty Group Limited

Notes to the Consolidated Financial Statements (Unaudited)

for the Nine Months Ended September 30, 2009

1	Basis of preparation

The consolidated financial statements (unaudited) have been prepared on a going concern basis under the historical cost convention, with consistently applied accounting policies and applicable accounting standards in the United Kingdom. The financial information included herein does not constitute statutory accounts within the meaning of section 434 of the Companies Act 2006 or section 240 of the Companies Act 1985.

The consolidated financial statements (unaudited) include the results and net assets of Simple Health & Beauty Group Limited (the “Company”) and all its subsidiary undertakings (together, the “Group”) for the periods presented. The Company and all of its subsidiary undertakings are domiciled in the United Kingdom.

The principal activity of the Company is to act as a holding company for the Group whose principal activity is the sale of health and beauty products. In preparing the consolidated financial statements intra Group transactions have been eliminated.

The accounting policies used in these consolidated interim financial statements are consistent with those followed in the preparation of the Consolidated Financial Statements for the Year Ended December 31, 2008.

2	Exceptional items

The Group incurred a number of exceptional items during the period, which are analysed below:

	Note	2009 £’000	2008 £’000
Reorganisation	(a)	59	229
Spa closure	(b)	—	641
Research into new markets	(c)	—	394
Legal fees	(d)	15	375
Costs associated with business acquisition	(e)	53	—

Total exceptional administrative expenses		127	1,639

(a)	Reorganisation

Professional fees relating to the simplification of the Group’s corporate structure.

Simple Health & Beauty Group Limited

Notes to the Consolidated Financial Statements (Unaudited)

for the Nine Months Ended September 30, 2009

(b)	Spa closure

These are the costs incurred in closing the Spa business, including a loss on disposal of tangible fixed assets amounting to £242,000.

(c)	Research into new markets

One-off external market research costs into new market segment.

(d)	Legal fees

In April 2008, the UK Office of Fair Trading (the “OFT”) notified the Group of an enquiry into potential co-ordinations of retail prices in sectors of the grocery market. In November 2009, the OFT informed the Group that, while its investigation of certain other companies continues, it has now closed its investigation of the Group. In connection with this matter, the Group incurred the legal fees identified above.

(e)	Costs associated with business acquisition

These are costs associated with the acquisition of the Company by Alberto-Culver UK Products Limited (“AC UK Products”) (see note 6).

3	Taxation charge on loss on ordinary activities

a) Analysis of charge in the period

	2009 £’000	2008 £’000
Current tax
UK corporation tax charge for the period	2,183	—
Adjustments in respect of prior periods	—	—

Total current tax charge for the period (note 3b)	2,183	—

Deferred taxation
Current year deferred tax movement	98	43
Adjustments in respect of prior periods	(1,715)	—

Total deferred tax (note 3c)	(1,617)	43

Tax charge on loss on ordinary activities	566	43

Simple Health & Beauty Group Limited

Notes to the Consolidated Financial Statements (Unaudited)

for the Nine Months Ended September 30, 2009

b) Factors affecting the current tax charge for the period

The tax assessed for the period is higher than the standard rate of corporation tax in the UK. The differences are explained below:

	2009 £’000	2008 £’000
Loss on ordinary activities before taxation	(2,038)	(8,755)

Loss on ordinary activities multiplied by the average standard rate of corporation tax in the UK of 28% (2008: 28.7%)	(571)	(2,513)
Effects of:
Expenditure not deductible for tax purposes	2,852	2,661
Other income not taxable	—	(104)
Creation of tax losses	—	77
Other timing differences for the period	(98)	(121)

Current tax charge for the period (note 3a)	2,183	—

Due to the Finance Act 2007, the standard rate of taxation reduced from 30% to 28% with effect from April 2008. This means the effective tax rate for the period to September 30, 2008 is 28.7%.

Simple Health & Beauty Group Limited

Notes to the Consolidated Financial Statements (Unaudited)

for the Nine Months Ended September 30, 2009

c) Deferred taxation

The deferred tax balance comprises:

2009 £’000
Fixed asset timing differences	173
Short term timing differences	3,629
Losses	860

Deferred tax asset	4,662

Movements in the net deferred tax balance were as follows:
Balance at January 1, 2009	3,045
Charge for the period (note 3a)	(98)
Credit for the prior period (note 3a)	1,715

Balance at September 30, 2009	4,662

4	Reconciliation of operating profit to net cash inflow from operating activities

	2009 £’000	2008 £’000
Operating profit for the period	11,878	7,966
Amortisation of goodwill	3,158	3,158
Amortisation of trademarks	112	103
Loss on disposal of tangible fixed assets	—	242
Depreciation of tangible fixed assets	102	133
Increase in stocks	(1,616)	(450)
Increase in debtors	(3,550)	(4,308)
Increase in creditors	3,054	186

Net cash inflow from operating activities	13,138	7,030

Simple Health & Beauty Group Limited

Notes to the Consolidated Financial Statements (Unaudited)

for the Nine Months Ended September 30, 2009

5	Analysis of movement in net borrowings

	At January 1, 2009 £’000	Cash flow £’000	Other non-cash movements £’000	At September 30, 2009 £’000
Cash at bank and in hand	9,842	4,590	—	14,432
Arrangement fees	2,403	—	(424)	1,979
Borrowings not repayable on demand	(92,331)	—	(8,771)	(101,102)

	(80,086)	4,590	(9,195)	(84,691)
Other borrowings	(106,368)	4,983	(758)	(102,143)

Total net borrowings	(186,454)	9,573	(9,953)	(186,834)

	At January 1, 2008 £’000	Cash flow £’000	Other non-cash movements £’000	At September 30, 2008 £’000
Cash at bank and in hand	5,165	1,070	—	6,235
Arrangement fees	2,967	—	(424)	2,543
Borrowings not repayable on demand	(79,772)	—	(8,195)	(87,967)

	(71,640)	1,070	(8,619)	(79,189)
Other borrowings	(107,324)	1,718	(377)	(105,983)

Total net borrowings	(178,964)	2,788	(8,996)	(185,172)

Other non-cash movements include interest rolled up on the PIK loan, mezzanine debt and unsecured loan notes.

Simple Health & Beauty Group Limited

Notes to the Consolidated Financial Statements (Unaudited)

for the Nine Months Ended September 30, 2009

6	Subsequent events

On December 13, 2009, the shareholders of the Group entered into a binding agreement to dispose of the Group’s entire issued share capital to AC UK Products.

On December 18, 2009, the transaction completed and all of the Group’s shareholder and external bank debt was retired following the injection of cash from AC UK Products. In addition, the warrants over the ‘B’ shares were cash cancelled for £4.0 million.

On December 29, 2009, AC UK Products subscribed for 4,357,607 ordinary shares in the Company for an aggregate consideration of £199.3 million. This consideration was satisfied by AC UK Products transferring to the Company the benefit of:

•	The outstanding £23.0 million of fixed rate subordinated investor loan notes 2014 plus accrued interest;

•	The outstanding £1.4 million fixed rate subordinated management loan notes 2014 plus accrued interest;

•

The £119.3 million outstanding on the intra-group loan (plus accrued interest) entered into between AC UK Products and Accantia Group Holdings Limited on December 18, 2009 as a result of the retirement of external bank debt; and

•	The balance being offset against the amount of intra-group loan (plus accrued interest) entered into between AC UK Products and the Company on December 18, 2009.